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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

                          DATE OF REPORT: JULY 5, 2005

                                 ---------------

                               EOG RESOURCES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       Delaware                       1-9743                     47-0684736
   (State or other                 (Commission                (I.R.S. Employer
     jurisdiction                      File                 Identification No.)
 of incorporation or                  Number)
    organization)


       333 Clay
      Suite 4200                                                   77002
    Houston, Texas                                               (Zip code)
(Address of principal
  executive offices)


                                  713/651-7000
              (Registrant's telephone number, including area code)
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                               EOG RESOURCES, INC.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On June 28, 2005, EOG Resources, Inc. (the "Company") entered into an unsecured Revolving Credit Agreement (the "Facility"), among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent (the "Administrative Agent") and financial institutions as bank parties thereto ("Banks").

         The Facility has a scheduled maturity date of June 28, 2010, with an option for the Company to extend the term for successive one-year periods with the consent of the majority banks (as defined in the Facility), which extended terms will apply to the consenting banks and any financial institution replacing a non-consenting Bank. The Facility commits the Banks to provide advances up to an aggregate principal amount of $600 million at any one time outstanding, with an option for the Company to request increases in the aggregate commitments to an amount not to exceed $1 billion. In addition, the Facility provides for letters of credit to be issued at the request of the Company in an aggregate amount not to exceed a $200 million sublimit. Interest accrues on advances at a LIBOR rate plus an applicable margin or at the Administrative Agent's base rate, as selected by the Company.

         The Facility also provides for a Canadian sub-facility and a UK sub-facility, pursuant to which a Canadian subsidiary of the Company and the current United Kingdom subsidiary of Company, respectively, each can obtain advances and letters of credit up to US$75 million (which amount is included in, and not in addition to, the $600 million aggregate commitments). All extensions of credit under the Canadian or UK sub-facilities are guaranteed by the Company. Interest accrues on advances under the Canadian sub-facility at bankers' acceptance rates that are based on applicable margins or at the Canadian administrative agent's base rate for US or Canadian dollar borrowings, as applicable, in each case as selected by the Company. Interest accrues on advances under the UK sub-facility at a LIBOR rate for deposits in pound sterling plus an applicable margin. The Administrative Agent, through a Canadian affiliate, serves as the Canadian administrative agent, and an affiliate of the Administrative Agent serves as the UK administrative agent.

         The issuing fees for all letters of credit are based on an applicable margin. The applicable margin used in connection with interest rates and fees is based on the Company's credit rating at the time. Proceeds of borrowings under the Facility, including each sub-facility, may be used for general corporate purposes of the Company and its subsidiaries, including to provide liquidity for the Company's commercial paper program and finance working capital.

         The Facility contains customary representations, warranties, covenants and events of default for investment grade senior, unsecured commercial bank credits, including a covenant for the maintenance of a total debt to total capitalization ratio and a change of control event of default. During the continuance of an event of default, the Banks may accelerate all outstanding debt and terminate all lending and letter of credit commitments, and if the event of default is based on a Company bankruptcy, such acceleration and termination will occur automatically.

         For a complete statement of the parties' rights and obligations under the Facility and the transactions contemplated thereby, the Facility must be read. The foregoing Facility description is qualified in its entirety by reference to the Facility, a copy of which will be filed with the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT

         The information described above under "Item 1.01 Entry into a Material Definitive Agreement" is incorporated herein by reference. No borrowings were made on the closing date of the Facility.
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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                             EOG RESOURCES, INC.



Date:  July 5, 2005,                         By: /s/ HELEN Y. LIM
                                                ------------------------
                                                 Helen Y. Lim
                                                 Treasurer


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